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                                                                    EXHIBIT 99.1





                              MEDAPHIS CORPORATION

                        NON-QUALIFIED STOCK OPTION PLAN

                          FOR NON-EXECUTIVE EMPLOYEES













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                               TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----

Section 1.  PURPOSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

Section 2.  DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
            2.1.    Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
            2.2.    Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
            2.3.    Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
            2.4.    Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
            2.5.    Eligible Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
            2.6.    Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
            2.7.    Fair Market Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
            2.8.    1933 Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
            2.9.    Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
            2.10.   Option Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
            2.11.   Option Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
            2.12.   Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
            2.13.   Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

Section 3.  SHARES RESERVED UNDER THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

Section 4.  EFFECTIVE DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

Section 5.  ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

Section 6.  ELIGIBILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

Section 7.  GRANT OF OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

Section 8.  OPTION PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

Section 9.  EXERCISE PERIOD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

Section 10. NONTRANSFERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

Section 11. SECURITIES REGISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

Section 12. LIFE OF PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

Section 13. ADJUSTMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

Section 14. CHANGE OF CONTROL AND CERTAIN OTHER EVENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
            14.1.   Change of Control Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
            14.2.   The Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
            14.3.   Operating Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
            14.4.   Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
            14.5.   Disposition of Stock Following Change of Control of Company  . . . . . . . . . . . . . . . . .  9
            14.6.   Disposition of Stock Following Change of Control of Subsidiary . . . . . . . . . . . . . . . . 10
            14.7.   Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

Section 15. AMENDMENT OR TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

Section 16. MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
            16.1.   No Stockholder Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
            16.2.   No Contract of Employment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
            16.3.   Other Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
            16.4.   Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
            16.5.   Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
            16.6.   No "Incentive Stock Option" Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
            16.7.   Not Rule 16b-3 Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
            16.8.   References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12





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

                              MEDAPHIS CORPORATION
                        NON-QUALIFIED STOCK OPTION PLAN
                          FOR NON-EXECUTIVE EMPLOYEES


                                 Section 1.

                                   PURPOSE

                 The purpose of this Plan is to provide options to purchase stock to Eligible Employees in order for such Eligible Employees to acquire or increase their proprietary interest in the Company, and for such Eligible Employees to share in the success of the Company and to encourage them to remain in the employ of the Company.

                                 Section 2.

                                 DEFINITIONS

                 Each capitalized term set forth in this Section 2 shall have the meaning set forth opposite such capitalized term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.


        2.1.     Board -- means the Board of Directors of the Company.

        2.2.     Code -- means the Internal Revenue Code of 1986, as amended.

        2.3. Committee -- means the committee appointed by the Board to administer this Plan and at all times shall consist of two or more members of the Board.

        2.4. Company -- means Medaphis Corporation, a Delaware corporation, and any successor to such corporation.

        2.5. Eligible Employee -- means any person who is an employee of the Company or any of its subsidiaries and who is (in the judgment of the Committee) neither subject to the






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provisions of Section 16 of the Exchange Act nor an executive level employee on the date an Option is granted to such individual under this Plan.

         2.6. Exchange Act -- means the Securities Exchange Act of 1934, as amended.

         2.7. Fair Market Value -- means for any date (i) the closing price for such date for a share of Stock as reported by The Wall Street Journal under the New York Stock Exchange Composite Transactions quotation system (or under any successor quotation system) or, (ii) if the Stock is not traded on the New York Stock Exchange, as reported for such date by The Wall Street Journal under the NASDAQ National Market System quotation system or under the quotation system under which such closing price is reported or, (iii) if The Wall Street Journal does not report such closing price, such closing price as reported for such date by a newspaper or trade journal selected by the Committee or, (iv) if no such closing price is available for such date, such closing price as so reported or so quoted in accordance with Section 2.7(i), (ii) or (iii) for the immediately preceding business day, or, (v) if no newspaper or trade journal reports such closing price or if no such price quotation is available, the price that the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

         2.8.    1933 Act -- means the Securities Act of 1933, as amended.

         2.9.    Option -- means an option granted under this Plan to purchase
Stock.

         2.10. Option Agreement -- means the written agreement that sets forth theterms of an Option granted to an Eligible Employee under this Plan.

         2.11. Option Price -- means the price that shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

         2.12. Plan -- means this Medaphis Corporation Non-qualified Stock Option Plan for Non-Executive Employees, as amended from time to time.

         2.13. Stock -- means the common stock of the Company, par value $.01 per share.

                                 Section 3.

                       SHARES RESERVED UNDER THE PLAN

         There shall be 925,000 shares of Stock reserved for issuance under this Plan, and such shares of Stock shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been repurchased by the Company. Furthermore, any shares of Stock subject to an Option that remain unissued after the cancellation or expiration of such Option thereafter shall again become available for use under this Plan.

                                 Section 4.

                               EFFECTIVE DATE

         The effective date of this Plan shall be November 19, 1996.

                                 Section 5.

                               ADMINISTRATION

         This Plan shall be administered by the Committee. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee shall be filled by the Board and the Board shall designate the Chairman of the Committee. The Committee shall hold meetings at such times and places as it may determine. The Committee





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acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and to take such other action (except to the extent the right to take such action is expressly and exclusively reserved for the Board) in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Eligible Employee and on each other person directly or indirectly affected by such action. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Option granted under this Plan.

                                 Section 6.

                                 ELIGIBILITY

         Only Eligible Employees shall be eligible for the grant of Options under this Plan.

                                 Section 7.

                              GRANT OF OPTIONS

         The Committee, acting in its absolute discretion, shall have the right to grant Options to Eligible Employees under this Plan. Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall incorporate such terms and conditions as the Committee, acting in its absolute discretion, deems consistent with the terms of this Plan; provided that (unless the Committee decides otherwise with respect to any Option grant or Option grants) each Option Agreement shall provide that if the Eligible Employee ceases to be an employee of the Company or of any parent or subsidiary of the Company (other than as a result of a transaction contemplated by Section
14) before the Option is fully vested, any portion of the





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Option which is not fully vested on the date of such termination of employment shall be automatically forfeited as of such employment termination date, and the vested portion of the Option which is unexercised shall expire, terminate and become unexercisable no later than the earlier to occur of: (i) the expiration of three (3) months from the date on which the Eligible Employee ceases to be an employee of the Company or of any parent or subsidiary of the Company for any reason other than death or disability (within the meaning of Code Section 22(e)(3)), or (ii) the expiration of six (6) months from the date the Eligible Employee ceases to be employed by the Company or any parent or subsidiary of the Company for reasons of death or disability (within the meaning of Code Section 22(e)(3)).

                                 Section 8.

                                OPTION PRICE

         The Option Price for each share of Stock subject to an Option may (in the absolute discretion of the Committee) be more or less than or equal to the Fair Market Value of a share of Stock on the date such Option is granted; provided, however, that in no event shall the Option Price be less than adequate consideration as determined by the Committee.

                                 Section 9.

                               EXERCISE PERIOD

                 Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Agreement, but no Option Agreement shall make an Option exercisable after the earlier of
                 (a)  the date such option is exercised in full or forfeited, or






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

                (b) the date which is the eleventh anniversary of the date such Option is granted.

                                 Section 10.

                             NONTRANSFERABILITY

          No Option granted under this Plan shall be transferable by an Eligible Employee other than by will or by the laws of descent and distribution at his or her death, and an Option shall be exercisable during an Eligible Employee's lifetime only by the Eligible Employee or, if the Eligible Employee is determine under applicable law to be incompetent to act on his or her own behalf, by the person authorized under such applicable law to act on the Eligible Employee's behalf. The Company shall treat any person to whom an Option is transferred by will or by the laws of descent and distribution the same as an Eligible Employee for purposes of exercising such Option.

                                 Section 11.

                           SECURITIES REGISTRATION

         Each Option Agreement shall provide that, upon the receipt of shares of Stock as a result of the exercise of an Option, the Eligible Employee shall, if so requested by the Company, hold such shares of Stock for investment and not with a view to resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Option Agreement also shall provide that, if so requested by the Company, the Eligible Employee shall make a written representation to the Company that he or she will not sell or offer to sell any of such Stock unless a registration statement shall be in effect with respect to such stock under the 1933 Act and any applicable state





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

securities law or unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.
Certificates representing the Stock transferred upon the exercise of an Option granted under this Plan may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock may not be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.

                                 Section 12.

                                LIFE OF PLAN

         No Option shall be granted under this Plan on or after the earlier of

               (a) the tenth anniversary of the effective date of this Plan (as determined under Section 4), in which event this Plan thereafter shall continue in effect until all outstanding Options have been exercised in full or no longer are exercisable, or

               (b)     the date on which all of the Stock reserved under
                       Section 3 has (as a result of the exercise of Options granted under this Plan) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.





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

                                 Section 13.

                                 ADJUSTMENT

         The number of shares of Stock reserved under Section 3, the number of shares of Stock subject to Options granted under this Plan and the Option Price of such Options shall be adjusted by the Committee in a equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits, a subdivision or combination of the Stock, a reclassification of the Stock, a merger or consolidation of the Company or any like changes in the Stock or in the value of a share of Stock. If any adjustment under this Section 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options granted under this Plan shall be the next lower number of shares of Stock, rounding all fractions downward. Any adjustment made under this Section 13 by the Committee shall be conclusive and binding on affected persons.

                                 Section 14.

                 CHANGE OF CONTROL AND CERTAIN OTHER EVENTS

         14.1. Change of Control Events. The following events shall constitute "Change of Control" events for purposes of this Plan: (1) The adoption of a plan of merger or consolidation of the Company with any other corporation as a result of which the holders of the outstanding voting stock of the Company as a group would receive less than fifty percent (50%) of the voting stock of the surviving or resulting corporation; (2) The adoption of a plan of liquidation or the approval of the dissolution of the Company; (3) The sale or transfer of substantially all of the assets of the Company; (4) The sale or transfer of substantially all of the assets or stock of an





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operating subsidiary of the Company, other than as security for obligations of the Company; or (5) The sale or transfer of substantially all of the assets of an operating division of the Company or its subsidiaries, other than as security for obligations of the Company.

         14.2. The Company. In the event of a Change of Control event described in Section 14.1(1), (2) or (3), the unexercised portion of all outstanding Options under this Plan will become fully vested and immediately exercisable and will remain exercisable until the occurrence of such Change of Control event, after which time all outstanding Options will immediately terminate as to any portion thereof not exercised.

         14.3. Operating Subsidiary. In the event of a Change of Control event described in Section 14.1(4) or (5) which results in the Eligible Employees employed by the affected operating subsidiary or division being terminated from their current employment with the Company, then the unexercised portion of all outstanding Options under this Plan held by those affected Eligible Employees will become fully vested and immediately exercisable. Such Options will remain exercisable until the earlier of (1) the expiration of the respective terms of such Options, or (2) six (6) months following such termination of employment.

         14.4. Notice. Subject to compliance with applicable federal and state securities laws, the Committee will undertake to provide applicable Eligible Employees with reasonable notice of any Change of Control event described in Section 14.1 prior to the occurrence of such Change of Control event.
         14.5. Disposition of Stock Following Change of Control of Company. In the event of a Change of Control event described in Section 14.1(1), (2) or
(3), each Eligible Employee electing to exercise any outstanding Option will have the right in connection with the closing of such





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

Change of Control event either to (1) sell to the Company or the surviving or resulting corporation, the shares of Stock which the Eligible Employee received upon exercise of such Option at a cash price per share equivalent of the Fair Market Value of the Stock as of the date of such Change of Control event, or
(2) receive the number and class of shares of stock or other securities or any other property to which the terms of the agreement of merger, consolidation, or other reorganization would entitle the Eligible Employee to receive as the holder of record of the number of shares of Stock which the Eligible Employee received upon exercise of such Option; provided, however, that in the event a Change of Control event contemplated by this Section 14.5 involves a merger to be accounted for under the "pooling of interest" accounting method, then the Committee shall have the authority hereunder to modify the rights of an Eligible Employee under this Section 14.5 to the extent necessary in order to preserve the "pooling of interest" accounting treatment for such merger.

         14.6. Disposition of Stock Following Change of Control of Subsidiary. In the event of a Change of Control event described in Section 14.1(4) or (5), each affected Eligible Employee electing to exercise any outstanding Option will have the right to sell to the Company the shares of Stock which the Eligible Employee received upon exercise of such Option at a price per share equivalent to the Fair Market Value of the Stock subject to such Option, such payment to be made in the form of cash or notes or any combination of cash and notes, as determined by the Committee. The Committee will make reasonable efforts to assure that an Eligible Employee electing to sell shares of Stock pursuant to this Section 14.6 receives cash consideration in the amount at least sufficient to offset the aggregate Option Price paid to the Company by the Eligible Employee in connection with the exercising of such Option.





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

         14.7. Fractional Shares. No Change of Control event contemplated by this Section 14 shall create a right to acquire a fractional share of Stock, and any such fractional share shall be forfeited by the Eligible Employee.

                                 Section 15.

                          AMENDMENT OR TERMINATION

         This Plan maybe amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate. The Committee also may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time; provided; however, the Committee shall not have the right unilaterally to modify, amend or cancel any Option granted before such modification, amendment or cancellation unless the Eligible Employee consents in writing to such modification, amendment or cancellation.

                                 Section 16.

                                MISCELLANEOUS

         16.1. No Stockholder Rights. No Eligible Employee shall have any rights as a stockholder of the Company as a result of the grant of an Option to him or to her under this Plan or his or her exercise of such Option pending the actual delivery of Stock subject to such Option to such Eligible Employee.

         16.2. No Contract of Employment. The grant of an Option to an Eligible Employee under this Plan shall not constitute a contract of employment and shall not confer on an Eligible Employee any rights upon his or her termination of employment in addition to those rights, if any, expressly set forth in the Option Agreement which evidences his or her Option.





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

         16.3. Other Conditions. Each Option Agreement may require that an Eligible Employee (as a condition to the exercise of an Option) enter into any agreement or make such representations requested by the Company, including any agreement which restricts the transfer of Stock acquired pursuant to the exercise of such Option and provides for the repurchase of such Stock by the Company under certain circumstances.

         16.4. Withholding. The exercise of any Option granted under this Plan shall constitute an Eligible Employee's full and complete consent to whatever action the Committee deems necessary to satisfy the federal and state tax withholding requirements, if any, which the Committee acting in its discretion deems applicable to such exercise.

         16.5. Construction. This Plan shall be construed under the laws of the State of Delaware.

         16.6. No "Incentive Stock Option" Treatment. No Option granted under this Plan shall be treated as an "incentive stock option" within the meaning of
Section 422 of the Code.

         16.7. Not Rule 16b-3 Plan. This Plan is not intended to satisfy and will not satisfy the conditions set forth in Rule 16b-3 under Section 16 of the Exchange Act.

         16.8. References. Any reference in this Plan to a section (Section) shall be to a section (Section) of this Plan unless otherwise specified in such reference.





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